ARTICLES OF MERGER
                                    OF
                        VAN AMERICAN CAPITAL, LTD.
                           a Nevada corporation
                                    and
                           SALESREPCENTRAL, INC.
                           a Nevada corporation



     The undersigned corporations, VAN AMERICAN CAPITAL, LTD., a Nevada corporation ("VAC"), and SALESREPCENTRAL, INC., a Nevada corporation ("SRC"), do hereby certify:

     1. SRC is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on May 12, 1999.

     2. VAC is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on July 23, 1999.

     3. SRC and VAC are parties to a Merger Agreement, as amended, pursuant to which SRC will be merged with and into VAC. Upon completion of the merger VAC will be the surviving corporation in the merger and SRC will be dissolved. Pursuant to the Merger Agreement the stockholders of SRC will receive stock in VAC.

     4. The Articles of Incorporation and Bylaws of VAC as existing prior to the effective date of the merger will be amended and restated as the Articles of Incorporation and Bylaws of the surviving corporation. The Amended and Restated Articles of Incorporation are being filed concurrent with the filing of these Articles of Merger.

     5. The complete executed Merger Agreement dated as of October 12, 1999, which sets forth the plan of merger providing for the merger of SRC with and into VAC is on file at the corporate offices of VAC.

     6. A copy of the Merger Agreement will be furnished by VAC on request and without cost to any stockholder of any corporation which is a party to the merger.

     7. The plan of merger as set forth in the Merger Agreement, has been approved by a majority of the Board of Directors of SRC at a meeting held October 12, 1999.

     8.          SRC   has  20,750,000  shares  of  common  stock   issued,
outstanding and entitled to vote on the Merger. At a meeting of the Shareholders of SRC held October 12, 1999, 20,750,000 shares voted in favor of the merger.

     9. The plan of merger as set forth in the Merger Agreement, as amended, was approved by a majority of the Board of Directors of VAC at a meeting held October 12, 1999.

     10. VAC had 3,217,500 shares of common stock issued, outstanding and entitled to vote on the merger. At a meeting of the Shareholders held October 8, 1999 all 3,217,500 voted in favor of the merger.

     11. The manner in which the exchange of issued shares of SRC shall be affected is set forth in the Merger Agreement.

     IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger at Las Vegas, Nevada on October 18, 1999.

VAN AMERICAN CAPITAL, LTD.              SALESREPCENTRAL, INC.
a Nevada corporation                                   a Nevada corporation


By/s/ Jeanette Huntley                       By/s/ Ralph Massetti
  Jeanette Huntley, President                  Ralph Massetti, President



STATE OF CALIFORNIA )
                    )  SS:
COUNTY OF SAN DIEGO )

     On 10/21/99 before me, a Notary Public, personally appeared JEANETTE HUNTLEY who is the President of VAN AMERICAN CAPITAL, LTD., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Sharon Boyd
                              ________________________________
                              Notary Public


STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On 10/21/99 before me, a Notary Public, personally appeared RALPH MASSETTI who is the President of SALESREPCENTRAL, INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Debbie Amigone
                              ________________________________
                              Notary Public